UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2020

REVOLVE GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38927	46-1640160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12889 Moore Street Cerritos, California		90703
(Address of Principal Executive Offices)		(Zip Code)

(562) 677-9480

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, par value $0.001 per share	RVLV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Revolve Group, Inc. (the “Company”) and certain of its subsidiaries are party to a Credit Agreement, dated as of March 23, 2016, as amended (the “Credit Agreement”), which provides us with up to $75.0 million aggregate principal in revolver borrowings.  A description of the material terms of the Credit Agreement is set forth in “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Line of Credit” of our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on February 26, 2020, which is incorporated by reference in this Item 2.03.

As of December 31, 2019, there were no amounts outstanding under the Credit Agreement.  On March 19, 2020, the Company provided notice to the lender to borrow $30 million under the Credit Agreement accruing an interest rate equal to six-month LIBOR plus 1.5%, or 2.5%.  Given the uncertain environment resulting from the COVID-19 pandemic and out of an abundance of caution, we elected to draw down the $30 million under the Credit Agreement to further strengthen our current cash position.  In accordance with the terms of the Credit Agreement, the borrowings may be used for general corporate purposes.

Item 7.01Regulation FD Disclosure

On March 20, 2020, the Company issued a press release announcing that it is withdrawing its previously announced full-year 2020 guidance due to the potential impact of the COVID-19 pandemic and to provide certain other business updates as a result of the COVID-19 pandemic.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed filed with the U.S. Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.  The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing of the Company regardless of general incorporation language in such filing.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
99.1	Press Release dated March 20, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REVOLVE GROUP, INC.

Date: March 23, 2020	By:	/s/ JESSE TIMMERMANS
Jesse Timmermans
Chief Financial Officer

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